--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                          SECURITY BANC CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          SECURITY BANC CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            SECURITY BANC CORPORATION
                            40 SOUTH LIMESTONE STREET
                             SPRINGFIELD, OHIO 45502



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Security Banc Corporation will be held at the Main Office of The Security National Bank and Trust Co., 40 South Limestone Street, Springfield Ohio, on Tuesday, April 16, 1996 at 2:00 p.m. for the purpose of considering and voting upon the following matters:

     1. To elect three directors of Class II to serve until the Annual Meeting of Shareholders in 1999 or in the case of each director until his successor is duly elected and qualified.

     2 To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.



The Board of Directors has fixed the close of business on February 29, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. However, if you do not expect to attend the meeting in person, please fill in, date, sign, and return the enclosed Proxy Card.

By Order of the Board of Directors
J. William Stapleton
Secretary

Springfield, Ohio
March 15, 1996

                            SECURITY BANC CORPORATION
                                 PROXY STATEMENT
                            40 SOUTH LIMESTONE STREET
                             SPRINGFIELD, OHIO 45502

                                 MARCH 15, 1996
                                 (MAILING DATE)


                    SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed form of proxy is being solicited on behalf of the Board of Directors of Security Banc Corporation for use at the Annual Meeting of Shareholders and any adjournment thereof. The Annual Meeting will be held on Tuesday, April 16, 1996, at the time and place for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with any specifications thereon or, if no specifications are made, will be voted as set forth therein. Any proxy may be revoked at any time before it is exercised by receipt of later proxy, by receipt by the secretary of a revocation, or by ballot at the meeting.

The persons named as proxies were selected by the Board of Directors of the Corporation. No officer or employee of the Corporation was named as proxy.

The cost of the solicitation of proxies will be borne by the Corporation. In addition to using the mail, proxies may be solicited by personal interview, telephone, and wire. Officers and regular employees of the Corporation and its subsidiary, The Security National Bank and Trust Co., will not receive any compensation for the solicitation of proxies.


                                VOTING SECURITIES

The Board of Directors has fixed the close of business on Thursday, February 29, 1996 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, the outstanding capital stock of the Corporation consisted of 5,107,834 shares, par value three dollars and an eighth ($3.125) per share, each of which is entitled to one (1) vote at the meeting. Each such share is entitled to one (1) vote on all matters properly coming before the Annual Meeting.


                             PRINCIPAL SHAREHOLDERS

As of January 5, 1996 Security National Bank and Trust Co., as Trustee, held in trust 904,125 shares, amounting to eighteen percent (18%) of the common shares of the Corporation. The shares are held by them in their fiduciary capacity under various agreements as Trustee. The Trustee has advised the Corporation that it has sole voting power for 794,895 shares and shared voting power for 97,078 shares.

Cede & Co., Box 20, Bowling Green Station, New York, NY, 10004 holds 427,744 shares (8.4%) interest on behalf of Director Dwight W. Hollenbeck. Mr. Richard
L. Kuss and his wife Barbara, 1130 Vester Avenue, Suite A, Springfield, Ohio, 45503 are the owners of 212,368 shares (4.2%) and 121,572 shares (2.4%), respectively. They have combined beneficial ownership of 333,940 shares (6.5%). The Board of Directors has no knowledge of any other person who owned of record or beneficially more than five percent (5%) of the outstanding common shares of the Corporation.


                        PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors of Security Banc Corporation is divided into three (3) classes, with the terms of office of each class ending in successive years. The terms of Directors of Class II expire with this Annual Meeting. The Directors of Class I and Class III will continue in office. The Shareholders are being asked to vote on the re-election of the three (3) Directors in Class II. Nominees are to be elected to serve until the 1999 Annual Meeting of Shareholders and until their respective successors are fully elected and have qualified. It is intended that shares represented by the proxies will, unless contrary instructions are given, be voted for the three (3) nominees as listed below. Although Management does not expect that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the shares will be voted for substitute nominees, if any.

The Board of Directors of the Corporation has, by resolution of the Board, fixed and determined the number of Directors at nine (9) persons in accordance with
Article III, Section I of the Code of Regulations of the Corporation. All nominees are presently Directors of the Corporation.

Listed are the name of three (3) nominees for election to the Board of Directors along with present Directors of Class I and Class III, their principal occupations and other directorships, their age, the year in which each first became a Director, the number of shares of the Corporation's Common Stock beneficially owned by each, directly or indirectly as of the close of business December 31, 1995, and percent of class.

                       NOMINEES FOR DIRECTORS OF CLASS II
                For Three Year Term Expiring Annual Meeting 1999


Name                                                                                                  Share of
Position with                                                                                         Common Stock          Percent
Corporation/Bank                                                                      Director        Beneficially          of
or Occupation                                                          Age            Since           Owned                 Class
Larry D. Ewald                                                         57             1987            20,768(1)              *
President
Process Equipment Co.


Richard E. Kramer                                                      61             1988            11,218(2)              *
President
Fulmer Supermarkets, Inc.


W. Dean Sweet                                                          67             1970             1,648                 *
Chairman of the Board & CEO
Sweet Manufacturing Co.
(Conveyors, Conveying Equipment)

                         MEMBERS OF BOARD OF DIRECTORS
                              CONTINUING IN OFFICE
                                   CLASS III
                       Term Expiring Annual Meeting 1997

Dwight W. Hollenbeck                                                   86             1939            428,384(3)            8.4%
Chairman of the Board
The Credit Life Companies, Inc.


Larry E. Kaffenbarger                                                  54             1995              1,740                 *
President
Kaffenbarger Truck Equipment Co.


Chester L. Walthall                                                    54             1994              1,336(4)              *
President
Heat Treating Inc.

                          MEMBERS OF BOARD OF DIRECTORS
                              CONTINUING IN OFFICE
                                     CLASS I
                        Term Expiring Annual Meeting 1998

Harry O. Egger                                                          56              1977            88,494(5)       1.7%
Chairman of the Board, President & CEO
Security Banc Corporation
The Security National Bank and Trust Co.

Jane N. Scarff                                                          67              1990            9,240           *
Vice President
Scarff Nursery, Inc.
(Production Nursery)


Thomas J. Veskauf                                                       64              1986            2,662(6)        *
Partner
Gorman, Veskauf, Henson & Wineberg
Attorneys at Law



*Less than one percent (1%).

The following statement pertains to the nominees and Directors:

When appropriate, each nominee includes in his or her beneficial holdings of the Corporation's stock, shares held by or in trust for the respective nominee's spouse, minor children and/or relatives having the same home as the nominee, shares held by such nominee as fiduciary where the nominee has the right to vote or dispose of such shares and such nominee disclaims any beneficial ownership of such shares.

(1) Includes 7,276 shares owned by the wife of Larry D. Ewald and includes 4,000 shares held in a trust as to which Larry D. Ewald, as co-trustee, shares investment and voting power.

(2) Includes 960 shares owned by the wife of Richard E. Kramer and includes 8004 shares held in trust.

(3)  Includes 427,744 shares held in Trust.

(4)  Includes 1,016 shares held by the wife of Chester L. Walthall.

(5) Includes 30,000 shares owned by the wife of Harry O. Egger and includes 24,720 stock options granted to Harry O. Egger, which are exercisable.

(6)  Includes 522 shares owned by the wife of Thomas J. Veskauf.

As of December 31, 1995, the Directors and Executive Officers of the Corporation, as a group, beneficially owned an aggregate of 635,009 shares of the Corporation's Common Stock which constitutes approximately twelve percent (12%) of the shares outstanding.

             MEETINGS OF THE CORPORATION/BANK BOARD OF DIRECTORS AND
                             COMMITTEES OF THE BOARD

During 1995, the Corporation's Board of Directors had five (5) regularly scheduled meetings. All of the directors attended at least seventy-five percent (75%) of the regularly scheduled meetings except Director Hollenbeck.

The Executive Committee rotates on a regularly scheduled basis. Those members of the Committee at December 31, 1995 were Directors Egger, Ewald, Kramer, Veskauf, and Walthall. The Executive Committee is empowered to exercise powers and perform all duties of the Board of Directors when the Board is not in session. The Executive Committee met four (4) times in 1995.

The Executive Compensation Committee of the Corporation/Bank is composed of Directors Ewald, Scarff and Sweet. The Executive Compensation Committee met two
(2) times in 1995. The purpose of the Executive Compensation Committee is to establish and execute compensation policy and programs for executives of the organization.

The Audit Committee of the Corporation/Bank is composed of members of the Board of Directors rotating on a regularly scheduled basis, all of whom were present for at least seventy- five percent (75%) of the meetings of this Committee. Directors Ewald, Hollenbeck, Kaffenbarger, and Veskauf were members of the Committee as of December 31, 1995. The Audit Committee met four (4) times in 1995. The function of the Audit Committee consists of reviewing, with the Company's internal auditor and the independent auditors, the scope and results of procedures for auditing and the adequacy of the system of internal controls.

The Corporation has no standing Nomination Committee. Nominations for election to the Board of Directors will receive full consideration by the Executive Committee. Shareholders desiring to make valid nominations for the election of the Board of Directors need to comply with the statements in the section entitled "Shareholder Proposals".


                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

This Committee deals with compensation issues as they pertain to executive officers.

Each year the Compensation Committee reviews several areas as they relate to the Chief Executive Officer's compensation package. The Committee reviewed the CEO salaries at peer banks of our asset size, return on average assets, midwest location and population size. The Committee also reviewed the salaries of specific banks of similar size. The Chief Executive Officer is charged with the development and retention of employees and the Corporation's community involvement as these result in maintaining a positive Corporate image. Harry O. Egger participates only in the compensation decisions for the other officers and does not participate in compensation decisions for himself.

Based on the performance of the Corporation and its increased value for the shareholder as well as being rated one of the top performing community banks in the State of Ohio, the Committee believes Mr. Egger's compensation is a fair reflection of the services he performs for the Corporation.

                  THE EXECUTIVE COMPENSATION COMMITTEE MEMBERS
                                 Larry D. Ewald
                                 Jane N. Scarff
                                  W. Dean Sweet

FINANCIAL PERFORMANCE
The graph summarizes cumulative return experienced by the Corporation/Bank's shareholders over the years 1991 through 1995, compared to the S&P 500 Stock Index, and the Mid-Atlantic Bank Index:

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG SECURITY BANC CORPORATION, MID-ATLANTIC BANK INDEX** AND S&P 500

S & P 500           Mid Atlantic        SBC           Date
100                     100            100          12/31/90
130.7                   126.3          115.5        12/31/91
140.7                   185            144.4        12/31/92
154.4                   235.1          165.2        12/31/93
156.5                   233.4          184.9        12/31/94
215.4                   316.6          225.1        12/31/95

Assumes $100 invested on 12-31-90 in Security Banc Corporation, Mid-Atlantic Bank Index, and S & P 500.

 *   Total return assumes reinvestment of dividends.

** Mid-Atlantic Bank Index is composed of 29 bank holding companies with total assets at September 30, 1995 of between $250 million and $2.5 billion headquartered in NJ, NY, OH, and PA.

The financial information upon which the S & P 500 and Mid-Atlantic Bank Index has been compiled from information issued by the companies themselves or other secondary sources. Although these sources are considered to be reliable, management makes no representations or warranties with respect to the accuracy or completeness of this analysis or the underlying data, and specifically disclaims any implied warranties of merchantability or fitness for any particular purpose. This analysis does not purport to be a complete analysis nor does it constitute an offer or recommendation to buy or sell any securities.

EXECUTIVE COMPENSATION
The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Corporation/Bank's chief executive officer and each of the Corporation/Bank's most highly compensated executive officers (the "named executives") during each of the last three (3) fiscal years.



====================================================================================================================================
                                                   SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------
                                                             Annual                                  Long Term
                                                          Compensation                             Compensation
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   All Other
 Name and Principal                                                                     Stock Options           Compensation (1)
      Position                 Year              Salary                 Bonus                 #                        $
------------------------------------------------------------------------------------------------------------------------------------
Harry O. Egger                 1995             315,000                 50,000                -                     8,024
Chairman of the Board          1994             263,000                 35,200                -                     8,242
Chief Executive Officer        1993             243,000                 25,200                -                     8,662
and President

William C. Fralick             1995              90,000                 12,000                -                     3,674
Vice President,Senior          1994              73,615                 11,710                -                     3,750
Lending Officer                1993              67,615                  6,200                -                     2,797


J. William Stapleton           1995              90,000                 12,000                -                     3,674
Vice President, Chief          1994              71,230                 12,735                -                     3,659
Financial Officer              1993              66,231                  6,200                -                     3,410
====================================================================================================================================

(1) All amounts shown include funds contributed or allocated pursuant to the 401 (K) Profit Sharing Savings Plan and Fringe Benefit Plan.


COMPENSATION OF DIRECTORS

During 1995, directors of the Bank met monthly and received a single annual retainer of $1,200 and a fee of $600 per meeting attended ($200 for committee meetings). Directors who are also employees received no additional compensation for service on the Board. Pursuant to a Deferred Compensation Plan, directors may annually defer any amount of their compensation as directors until age seventy (70) or until they cease to serve on the Board, whichever occurs last. The deferred funds bear interest until paid at an annually adjusted rate equal to one- fourth percent (1/4%) greater than the average bond equivalent yield to maturity on one-year United States Treasury Bills in effect for the first five
(5) business days in December immediately preceding such calendar year, unless an alternate rate is set by the Committee for that year at least fifteen (15) days before the beginning of the year.

EMPLOYMENT AGREEMENTS

The employment agreement with Harry O. Egger will automatically be extended on January 1, of each year so that it provides for a continuing five (5) year employment contract. In the event the Corporation/Bank ceases to exist as a corporate entity, Harry O. Egger shall be paid in cash, as a lump sum, equal to two-point-nine (2.9) times his annual base compensation determined by averaging the same over the five (5) years immediately prior to the occurrence.

STOCK OPTION COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION
The Stock Option Committee members are Directors Ewald, Scarff and Sweet.

401(K) PROFIT SHARING SAVINGS PLAN
All employees of Security National Bank and Trust Co. become eligible participants in the plan when they have completed one (1) year of eligibility service; have worked at least five hundred (500) hours, and are at least age twenty-one (21). Eligible participants may make contributions to the plan by deferring up to fifteen percent (15%) of their annual earnings.

The Board of Directors of Security National Bank and Trust Co. annually determines the Bank's matching contribution to the plan. For the plan year ending December 31, 1995, the matching contribution was fifty percent (50%) of the employee's contribution up to the first six percent (6%) of annual earnings contributed by the participant. The contribution by the Bank for 1995 was $110,000.

Employee contributions are one hundred percent (100%) vested immediately. The Bank's matching contributions are vested at twenty percent (20%) for each year of eligibility service, based on a five (5) year vesting schedule.

Distributions are made from the plan to the individual participants in the event of normal or early retirement, disability, termination of employment or to the designated beneficiary in the event of death.

RETIREMENT PLANS
The following table shows estimated annual benefits payable for life to participants upon retirement at age sixty-five (65) in 1995 under the Security National Bank Pension Plan based upon combinations of compensation levels and years of service:


========================================================================================================================
                                                    PENSION PLAN TABLE
------------------------------------------------------------------------------------------------------------------------
                                          Approximate Annual Retirement Benefit Upon Retirement at Age 65
Average Annual                                           Before Adjustments (1)  (2)  (3)
                           ---------------------------------------------------------------------------------------------
  Salary (3)
                                 15                       20                       25                  30 or more
------------------------------------------------------------------------------------------------------------------------
 100,000                       31,717                   42,290                   52,862                  63,434

 125,000                       40,230                   53,640                   67,050                  80,459

 150,000                       48,742                   64,990                   81,237                  97,484

 175,000                       56,120                   75,205                   94,290                 113,374

 200,000                       63,497                   85,420                  107,342                 120,000 (4)

 225,000                       69,170 (4)               93,275 (4)              117,379 (4)             120,000 (4)

 250,000                       69,170 (4)               93,275 (4)              117,379 (4)             120,000 (4)

 300,000                       69,170 (4)               93,275 (4)              117,379 (4)             120,000 (4)
========================================================================================================================

(1) For the purpose of computing a benefit under the Plan on December 31, 1995, Harry O. Egger, William C. Fralick, and J. William Stapleton have twenty
     (20), nineteen (19), and eighteen (18) years of credit service respectively.

(2) The Bank maintains a Retirement Plan that provides for the payment of a monthly retirement benefit commencing, in most cases, at the normal retirement age of sixty-five (65). The benefits are purchased from contributions made by the employer from year-to- year. The amount of the benefit is determined pursuant to a formula contained in the Retirement Plan which, among other things, takes into account the employee's average earnings in the highest sixty (60) consecutive calendar months. Accrued benefits are fully vested after five (5) years of vesting service.

(3) ERISA 1995 maximum annual compensation limit of $150,000 used to determine these benefits.

(4) Maximum IRC Section 415 annual pension payable in 1995 assuming a minimum of ten (10) years participation.


REPORT OF THE STOCK OPTION COMMITTEE

The Stock Option Committee of the Board of Directors determines stock option grants to executive officers and other eligible employees. Stock options are intended to encourage key employees to remain employed by the Corporation/Bank by providing them with a long term interest in the Corporation/Bank's overall performance as reflected by the performance of the market of the Corporation/Bank's Common Stock.

The Security Banc Corporation 1987 and 1995 Stock Option Plans are administered by the Board of Directors of the Corporation. The aggregate number of common shares of the Corporation which may be issued under the Plans are two hundred thousand (200,000) and forty thousand (40,000) shares, respectively.

Under the terms of the Plan, the Corporation may grant stock options to Officers and certain key Executives. The options, which must be granted at fair market value, expire ten (10) years from the date of grant.

All outstanding incentive stock options entitle the holder to purchase shares at prices equal to the fair market value of the shares on the dates the options were granted. The fair market value of a share of the Corporation's Common Stock was $28.50 as of December 31, 1995.

The following table sets forth certain information regarding individual exercises of stock options during 1995 by each of the names executives:


==========================================================================================================================
                                           AGGREGATED OPTION EXERCISES IN 1995
                                                AND YEAR END OPTION VALUE
--------------------------------------------------------------------------------------------------------------------------
                                                                                Number of                      Value of
                                                                               Unexercised                    Unexercised
                                                                               Options at                     Options at
                                  Shares                                        12/31/95                       12/31/95
                               Acquired on               Value                Exercisable/                   Exercisable/
     Name                        Exercise               Realized              Unexercisable                  Unexercisable
                                   (#)                                             (#)
--------------------------------------------------------------------------------------------------------------------------
 Harry O. Egger                     0                      0                   24,720 / 0                    $457,170 / $0

 William C. Fralick                 0                      0                    4,840 / 0                    $ 83,115 / $0

 J. William Stapleton             1,400                  24,150                 4,000 / 0                    $ 66,000 / $0
==========================================================================================================================

Generally, option grants to executive officers are a reflection of the executive's attainment of Corporation/Bank and personal goals.

                         STOCK OPTION COMMITTEE MEMBERS
                                 Larry D. Ewald
                          Jane N. Scarff W. Dean Sweet


                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Corporation's banking subsidiary has, and expects in the future to have, transactions with corporations in which Directors and Officers of the Company are active as Directors, Officers, or substantial Shareholders. These transactions are undertaken in the ordinary course of business and on substantially the same terms and conditions as comparable transactions with other corporations. The Bank has made, and expects in the future to make, loans to such Directors, Officers and their associates. These loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present any other unfavorable terms.

The firm of Gorman, Veskauf, Henson & Wineberg, Attorneys-at-Law of which Thomas
J. Veskauf is a partner was paid fees for various legal services performed for the Corporation during the year ended December 31, 1995.


                  RELATIONSHIP WITH CERTIFIED PUBLIC ACCOUNTANT

The Security Banc Corporation Board of Directors has retained the professional services of Ernst & Young, Certified Public Accountants for 1996. The Corporation's financial statements for the previous fiscal year were examined by Ernst & Young. In connection with the audit function, Ernst & Young also reviewed the 10-K filing with the Securities and Exchange Commission.


                              SHAREHOLDER PROPOSALS

Shareholders of the Corporation who wish to make a proposal to be included in the Proxy Statement and Proxy of the Corporation's Annual Meeting of Shareholders which, unless changed, will be held on April 15, 1997, must cause such proposal to be received by the Corporation at its principal office no later than October 18, 1996. Each proposal submitted should be accompanied by the name and address of the Shareholder submitting the proposal and number of shares owned. The proxy rules, as implemented by the Securities Exchange Act of 1934, govern the content and form of Shareholder proposals. All proposals must be a proper subject for action at the 1997 Annual Meeting.

                                 OTHER BUSINESS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. However, if any other matters do come before such meeting or an adjournment thereof, it is intended that the holders of the proxies will vote in accordance with the recommendation of Management.

Harry O. Egger
Chairman of the Board
President and Chief Executive Officers

March 15, 1996


THIS FORM 10-K ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE AFTER MARCH 31, 1996. TO OBTAIN A COPY, CALL (513) 324-6874 OR WRITE TO SHAREHOLDER RELATIONS, SECURITY BANC CORPORATION, 40 SOUTH LIMESTONE STREET, SPRINGFIELD, OHIO 45502.

/X/  PLEASE MARK VOTES                   REVOCABLE PROXY                                                            With-  For All
     AS IN THIS EXAMPLE             SECURITY BANC CORPORATION                                                   For  hold   Except
                                                                     1.  To elect three directors of Class II:  / /  / /    / /
                PROXY FOR ANNUAL MEETING
                     APRIL 16, 1996                                      Larry D. Ewald, Richard E. Kramer,
                                                                         W. Dean Sweet
KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder
of Security Banc Corporation, Springfield, Ohio do hereby nominate    INSTRUCTION: To withhold authority to vote for any
and constitute and appoint Vincent J. Demana and Deborah L. Hill      individual nominee, mark "For All Except" and write
or any one of them with full power to act alone my true and lawful    that nominee's name in the space provided below.
attorney(s) with full power of substitution for me and in my name,    _______________________________________________________
place and stead to vote all the Common Stock of said Corporation, standing in my name on the books on Thursday, February 29, 1996, at the Annual Meeting of its Shareholders to be held at the Main
Office, The Security National Bank and Trust Co., Springfield,
Ohio, on April 16, 1996 at 2:00 p.m. or at any adjournment thereof         This proxy confers discretionary authority to vote
with all the powers the undersigned would possess if personally       "for" each proposition listed unless otherwise indicated.
present as follows:                                                   If any other business is presented at said meeting, this
                                                                      proxy shall be voted in accordance with the recommenda-
                                                                      dations of the Board of Directors.

                                                                           The Board of Directors recommends a vote "for" each of
                                                                      the listed propositions. This proxy is solicited on behalf of the Corporation's Board of Directors and may be revoked prior to the exercise. Please sign and date this proxy and return it in the enclosed envelope.
  Please be sure to sign and date         Date
   this Proxy in the box below.           ____________________             Please sign exactly as your name appears on this card.
                                                                      When signing as attorney, executor, administrator, trustee
   ____________________________________________________________       or guardian, please give your full title. If shares are
    Shareholder sign above        Co-holder (if any) sign above       held jointly, each holder should sign.

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                             Detach above card, sign, date and mail in postage paid envelope provided.

                                                     SECURITY BANC CORPORATION

                                                        PLEASE ACT PROMPTLY
                                              SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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